UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
 CURRENT REPORT
Pursuant to Section 13 of
THE SECURITIES EXCHANGE ACT OF 1934

Date of report: January 9, 2012   Date of earliest event reported: January 7, 2012

SUPER DIRECTORIES, INC.
(Exact Name of Registrant as Specified in Its Charter)

Wyoming	333-130742	14-1817301
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification Number)

5337 Route 374
Merrill, New York 12955
(518) 425-0320
(Address Including Zip Code, and Telephone Number, Including Area Code, of Registrant's Principal Executive Offices)

Item 4.01 Changes in Registrant’s Certifying Accountant.

On January 7, 2012, the sole Director of the registrant authorized and approved the dismissal of GBH CPAs, PC, the independent accounting firm who was previously engaged as the principal accountant to audit the registrant’s financial statements.

The principal accountant has not issued a report on the financial statements of the registrant to date. There were no disagreements with GBH on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of the former accountant, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its report, and there were no “reportable events,” as described in Item 304(a)(1)(iv) and (v) of Regulation S-K of the Securities Exchange Act of 1934, as amended..

Item 4.01 Changes in Registrant’s Certifying Accountant.

On January 7, 2012, the registrant engaged MaloneBailey, LLP as the independent accounting firm to act as the principal accountant to audit the registrant’s financial statements.

Item 9.01 Exhibit

Response letter from previous certifying accounting firm GBH CPAs is filed as an exhibit to this 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this to be signed on its behalf by the undersigned, hereunto duly authorized in the City of Merrill, State of New York on January 9, 2012.

SUPER DIRECTORIES, INC.

By:	/s/ Luke LaLonde	January 24, 2012
Luke LaLonde, President